UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d)

Of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 26, 2006.

PW EAGLE, INC.

(Exact Name of Registrant as Specified in its Charter)

Minnesota

(State or Other Jurisdiction of Incorporation)

0-18050	41-1642846
(Commission File Number)	(IRS Employer Identification No.)

1550 Valley River Drive, Eugene, Oregon 97401

(Address of Principal Executive Offices) (Zip Code)

(541) 343-0200

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

( ) Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

( ) Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

( ) Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

( ) Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On May 26, 2006, the shareholders of PW Eagle, Inc. (the “Company”) approved the amendment of the Company’s 1997 Stock Option Plan (the “Option Plan”) to increase the shares reserved under the Plan from 2,200,000 to 2,700,000. The foregoing description of the Option Plan, as amended, is qualified in its entirety by reference to the Option Plan, which is attached hereto as an exhibit.

On May 26, 2006, the Company’s board of directors adopted the PW Eagle, Inc. Director Compensation Plan (the “Compensation Plan”). The Compensation Plan provides for initial and annual stock option grants to the Company’s directors, an annual cash retainer and cash fees for board and committee meeting attendance. Directors may elect to have any cash compensation payable to them contributed to the Company’s deferred compensation plan. The Compensation Plan is effective June 1, 2006. The foregoing description of the Compensation Plan is qualified in its entirety by reference to the Compensation Plan, which is attached hereto as an exhibit.

Item 8.01	Other Events

On May 30, 2006, the Company announced certain results of its 2006 Annual Meeting of Shareholders, including an increase in the size of the Company’s board of directors from five to seven members and the election of seven new directors. The Company also announced that its board of directors had adopted the PW Eagle, Inc. Director Compensation Plan and approved the payment of a quarterly dividend of $0.075 per common share.

The full text of the press release is attached hereto as Exhibit 99.1 and is incorporated in this Current Report as if fully set forth herein.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits:

10.1	1997 Stock Option Plan, as Amended
10.2	PW Eagle Director Compensation Plan
99.1	Press Release dated May 30, 2006

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

PW EAGLE, INC.

Date: May 31, 2006	By	/s/ Scott Long
Scott Long Chief Financial Officer

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

EXHIBIT INDEX

to

FORM 8-K

PW EAGLE, INC.

Date of Report: May 31, 2006	Commission File No.: 0-18050

Exhibit No.	ITEM

10.1	1997 Stock Option Plan, as Amended

10.2	PW Eagle, Inc. Director Compensation Plan

99.1	Press Release dated May 30, 2006